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                                                                    Exhibit 8(c)

                             SUBSCRIPTION AGREEMENT

                      For the Acquisition of an Interest In

                        MASTER INFLATION PROTECTED TRUST

     The undersigned (the "New Holder") does hereby apply for admission to, and subscribes for interests ("Interests") in, Master Inflation Protected Trust (the "Trust"), a Delaware statutory trust formed by a Certificate of Trust dated January 21, 2004 by certain trustees (the "Trustees") and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Declaration of Trust of the Trust (the "Declaration").

     FIRST: The New Holder desires to become a holder of Interests (a "Holder of Interests") in the Trust on the later of the date of acceptance of this Agreement by the Trustees or the date of its initial contribution to the Trust in accordance herewith (the "Admission Date"). In accordance with the terms and conditions set forth herein and in the Declaration, the New Holder will make a capital contribution to the Trust of cash and/or marketable securities approved by the Trustees, in their sole discretion, in the amounts set forth under the caption "Capital Commitment" at the end of this Agreement. By causing this Agreement to be signed indicating their acceptance of the New Holder's subscription, the Trustees agree to admit the New Holder as a Holder of Interests on the Admission Date and to accept such cash and/or marketable securities as a capital contribution to the Trust.

     SECOND: By the execution of this Agreement, the New Holder agrees to all of the provisions of the Declaration.

     THIRD: The New Holder represents, warrants and acknowledges that it is not an individual, S corporation, partnership or grantor trust beneficially owned by any individual, S corporation or partnership and that it is at least one of the following (check applicable representation(s)):

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(i)         [ ] a bank as defined in section 3(a)(2) of the Securities Act of
            1933, as amended (the "1933 Act"), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity;

(ii) [ ] a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934;

(iii)       [ ] an insurance company as defined in section 2(13) of the 1933
            Act;

(iv) [ ] an investment company registered under the 1940 Act or a business development company as defined in section 2(a)(48) of that Act;

(v) [ ] a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

(vi) [ ] a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

(vii) [ ] an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors within the meaning of the 1933 Act;

(viii) [ ] a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(ix) [ ] an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(x) [ ] a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person with such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

(xi) [ ] an entity, other than a partnership, S corporation or grantor trust, in which all of the equity owners are accredited investors within the meaning of the 1933 Act.

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     FOURTH: In order to induce the Trust to accept the capital contributions specified herein, the New Holder further represents, warrants, acknowledges and agrees that:

          (a) The New Holder has made an investigation of the pertinent facts relating to the operation of the Trust and has reviewed the terms of the Declaration and the Registration Statement on Form N-1A for the Trust with its own counsel to the extent it deems necessary in order to be fully informed with respect thereto.

          (b) The New Holder or its counsel has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Trust.

          (c) The New Holder understands that (i) the Interests are nontransferable and, thus, the realization of the value of the Interests will be dependent upon withdrawals from the Trust, and (ii) all rights with respect to the management of the Trust are vested in the Trustees to the exclusion of the Holders of Interests.

          (d) The New Holder is acquiring its Interests for its own account as a principal for investment and not with a view towards resale or distribution. It understands that the Interests are nontransferable and have not been registered under the 1933 Act, and may never be so registered. It shall not permit any other person to have any beneficial interest in its Interests (other than its shareholders, participants or other beneficiaries by virtue of their ownership of the New Holder), and it shall not assign, transfer, convey or encumber all or any portion of its Interests, except as may be permitted by the Declaration and, as necessary, pursuant to an exemption from registration under the 1933 Act.

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          (e) The New Holder will, if it is a regulated investment company within the meaning of Section 851 of the Internal Revenue Code of 1986, for purposes of determining its required distributions under Section 4982(a) of the Internal Revenue Code of 1986, if any, account for its share of items of income, gain, loss and deduction of the Trust as they are taken into account by the Trust.

     FIFTH: The New Holder hereby agrees that any representation made hereunder will be deemed to be reaffirmed at any time the New Holder makes an additional capital contribution to the Trust and the act of making such additional contribution will be evidence of such reaffirmation.

     SIXTH: This Agreement shall inure to the benefit of and be binding upon each of the parties hereto, and their respective successors in interest and legal representatives.

     SEVENTH: This Agreement may be executed in one or more counterparts, all of which when taken together shall be deemed one original.

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     IN WITNESS WHEREOF, the New Holder has executed this Agreement which, when accepted by the Trustees, shall constitute the terms and conditions upon which the Interests are issued.

Merrill Lynch Inflation Protected Fund    [____________________________________]
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Name of New Holder                        Taxpayer Identification Number
(please print)                            of New Holder

P.O. Box 9011

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Princeton, New Jersey 08543               (609) 282-2800
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Mailing Address/Residence of New          Telephone Number of New Holder
Holder

Capital Commitment:

     $[----------]

Signature of Authorized Representative of New Holder:

Date:

      --------------------------------    --------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

ACCEPTED:                                 MASTER INFLATION PROTECTED TRUST

Date:

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                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------

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